Exhibit 32

CERTIFICATIONS PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Affordable Green Homes International (the Company”) on Form 10-K for the period ending March 31, 2011 as filed with the Securities and Exchange Commission on the date hereof, we, Michael P. Vahl, Chief Executive Officer, and Zachary O. Lark, Chief Financial Officer, respectively, of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

1.           The report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.           The information contained in the report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date:  March 20, 2012

               /s/           Michael P. Vahl
Michael P. Vahl,
Chief Executive Officer and President

               /s/           Zachary O. Lark
Zachary O. Lark,
Chief Financial Officer